UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 24, 2022

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 7.01 REGULATION FD DISCLOSURE

On February 24, 2022, the Company issued a news release announcing it had formed a wholly owned subsidiary, Canyon Carbon, LLC (“Canyon Carbon”), and in conjunction is engaging Warms Springs Consulting, LLC (WSC) a US-based Certified B Corp. WSC will assist Canyon Carbon with the analysis and evaluation of various carbon credit royalties, and potential carbon streaming investments in carbon offset projects in the Western US, with an emphasis on Nevada.

The Company also confirmed it closed as planned, the previously announced (see news release 01-31-22) acquisition of a 2.0-per-cent net smelter returns royalty on the Palmetto Project, located within the southern portion of the Walker Lane gold trend in Nevada.

A copy of the news release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.01	News Release dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date: February 28, 2022